As filed  with the  Securities  and  Exchange  Commission  on  November  8, 1996

                                                           Registration No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           -------------------------

   Incorporated          THE STANDARD REGISTER COMPANY         I.R.S. Employer
  Under the Laws               600 ALBANY STREET              Identification No.
   of Ohio                    DAYTON, OHIO 45401                  31-0455440
                                (513) 443-1000

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                             1995 STOCK OPTION PLAN

                           -------------------------

                              Gary P. Kreider, Esq.
                           Keating, Muething & Klekamp
                             One East Fourth Street
                             Cincinnati, Ohio 45202
                                 (513) 579-6411
                         (Agent for Service of Process)

                         CALCULATION OF REGISTRATION FEE

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                                     Proposed       Proposed
                                     Maximum        Maximum
    Title of          Amount        Offering       Aggregate      Amount of
   Securities          To Be          Price        Offering     Registration
To Be Registered   Registered(1)   Per Share(2)     Price(2)        Fee(3)
----------------   -------------   ------------  --------------  ------------

  Common Stock,      2,000,000       $26.375     $52,750,000.00   $15,984.85
 $1.00 par value      Shares

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     (1)  This  Registration  Statement  is  filed  for up to  2,000,000  shares issuable upon exercise options granted pursuant to the 1995 Stock Option Plan.

     (2)  Estimated solely for purposes of calculating registration fees.

     (3) Registration fee has been calculated pursuant to Rule 457(h) based on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on November 7, 1996 of $26.375 per share.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        Item 3.       Incorporation of Documents by Reference

     The following documents filed by The Standard Register Company (the "Company") with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

          1.   The Company's Annual Report on Form 10-K dated March 22,1996;

          2. The Company's Quarterly Reports on Form 10-Q dated May 15, 1996 and August 14, 1996; and

          3. The description of the Common Stock contained on the Company's Form 8-A Registration Statement under the Securities Exchange Act of 1934 effective May 13, 1996.

     All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all Common Stock offered has been sold or which deregisters all Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.


Item 4.        Description of Securities

        Not applicable.


Item 5.        Interests of Named Experts and Counsel

     The legality of the Common Stock offered hereby will be passed upon for the Company by Keating, Muething & Klekamp, 1800 Provident Tower, One East Fourth Street, Cincinnati, Ohio 45202.


Item 6.        Indemnification of Directors and Officers

     Section 1701.13(E) of the Ohio General Corporation Law allows indemnification by the Registrant to any person made or threatened to be made a party to any proceedings, other than a proceeding by or in the right of the Registrant, by reason of the fact that the person is or was a director, officer, employee or agent of the Registrant, against expenses, including judgments and fines, if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to criminal actions, in which the person had no reasonable cause to believe that the person's conduct was unlawful. Similar provisions apply to actions brought by or in the right of the Registrant, except that, unless otherwise determined by the court, no indemnification shall be made in such cases when the person shall have been adjudged to be liable for negligence or misconduct to the Registrant. The right to indemnification is mandatory in the case of a director or officer who is successful on the merits or otherwise in defense of any action, suit or proceeding or any claim or issue, or who is successful on the merits or otherwise in defense of any action, suit or proceeding or any claim, issue or matter therein. Permissive indemnification is to be made by a court of competent jurisdiction, the majority vote of a quorum of disinterested directors, the written opinion of independent counsel or by the shareholders.

     The Registrant's Code of Regulations provides that the Registrant shall indemnify such persons to the fullest extent permitted by law.

     The Registrant maintains director and officer liability insurance which provides coverage against certain liabilities.


Item 7.        Exemption from Registration Claimed

        Not applicable.


Item 8.        Exhibits

        4.1           1995 Stock Option Plan

        5             Opinion of Keating, Muething & Klekamp.

        23.1          Consent of Keating, Muething & Klekamp (contained on
                      Exhibit-5).

        23.2          Consent of Battelle & Battelle PLL.

        24            Power of Attorney (contained on the signature page).


Item 9         Undertakings

     9.1 The undersigned Registrant hereby undertakes to file during any period in which offers or sales are being made, a post- effective amendment to this Registration Statement to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (i) and (ii) shall not apply if the information required to be included in a post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     9.2 The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     9.3  The   undersigned   Registrant   hereby   undertakes  to  remove  from
registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     9.4 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     9.5 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                            SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dayton, Ohio, on November 7, 1996.

                                               THE STANDARD REGISTER COMPANY



                                               BY:/s/Peter S. Redding
                                                  ----------------------------
                                                    Peter S. Redding
                                                    President, Chief Executive
                                                    Officer and Director

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Persons whose names are marked with an asterisk (*) below hereby designate Paul H. Granzow, Peter S. Redding or Craig
J. Brown as their attorney-in-fact to sign all amendments, including post-effective amendments, to this Registration Statement.


        Signature                Capacity                       Date


*/s/Peter S. Redding        President, Chief               November 7, 1996
-----------------------     Executive Officer
Peter S. Redding            and Director
                            (Principal
                            Executive Officer)



*/s/Craig J. Brown          Senior Vice President -        November 7, 1996
-----------------------     Administration,
Craig J. Brown              Treasurer and Chief
                            Financial Officer
                            (Principal Financial
                            Officer and
                            Principal Accounting
                            Officer)

        Signature                Capacity                       Date


*/s/Paul H. Granzow         Chairman of the                November 7, 1996
----------------------      Board of Directors
Paul H. Granzow

*/s/Roy W. Begley, Jr.      Director                       November 7, 1996
----------------------
Roy W. Begley, Jr.


*/s/F. David Clarke III     Director                       November 7, 1996
----------------------
F. David Clarke, III


*/s/Graeme G. Keeping       Director                       November 7, 1996
----------------------
Graeme G. Keeping


*/s/Dennis Rediker          Director                       November 7, 1996
----------------------
Dennis L. Rediker


*/s/Ann Scavullo            Director                       November 7, 1996
----------------------
Ann Scavullo


*/s/John J. Schiff, Jr.     Director                       November 7, 1996
----------------------
John J. Schiff, Jr.


*/s/Charles F. Sherman      Director                       November 7, 1996
----------------------
Charles F. Sherman


*/s/John Q. Sherman II      Director                       November 7, 1996
----------------------
John Q. Sherman, II